UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2006

THE BUREAU OF NATIONAL AFFAIRS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

2-28286	53-0040540
(Commission File Number)	(IRS Employer Identification No.)

1231 25TH St., N.W., Washington D.C.	20037
(Address of principal executive offices)	(Zip Code)

(202) 452-4200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written Communications pursuant Rule 425 under the Securities Act (17 CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in the reports filed by The Bureau of National Affairs, Inc. (“BNA” or the “Company”), including that actual events or results may differ materially from those in the forward-looking statements

ITEM 4.02(a).  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 11, 2006, after consultation with management and BNA’s independent public accounting firm, KPMG LLP, the Audit Committee of the Company’s Board of Directors determined that the Company will restate its financial statements for the years ended December 31, 2003 through 2005 and the quarterly financial statements contained in BNA’s Quarterly Report on Form 10-Q for the quarter ended March 25, 2006 to adjust the recognition of revenues from the sales of certain software. As a result, the Audit Committee determined on August 11, 2006 that the Company’s previously issued audited consolidated financial statements for the years ended December 31, 2003, 2004 and 2005, including the associated auditor’s report currently on file with the Securities and Exchange Commission (the “SEC”) in the Company’s Annual Report on Form 10-K, the Company's unaudited quarterly financial statements during these years, and its unaudited quarterly financial statements in the Company’s Form 10-Q for the quarter ended March 25, 2006 filed with the SEC, should no longer be relied upon.

The Audit Committee also determined that the Management Reports on Internal Control Over Financial Reporting as of December 31, 2004 and 2005, and the Reports of KPMG LLP relating to the effectiveness of the Company's internal controls over financial reporting and management's assessment thereof as of December 31, 2004 and 2005, which were included in the Company's Annual Reports on Form 10-K for the years ended December 31, 2004 and 2005, should not be relied upon.

BNA intends to restate its financial statements for such periods to adjust the recognition of revenues for certain software sales into different time periods. The Company historically has recognized revenues from the sales of certain software products when the initial sales and annual updates were shipped, based on an understanding that post-sale support was minimal and infrequent. It has been determined that post-sale support was at a higher level and, consequently, revenues should have been recognized ratably over the fulfillment periods.

Based on current information, the restatement for these revenues, and related expenses, is estimated to adjust the Company’s previously reported net income and earnings per share by less than 5% in each of the three years. BNA is unable at this time to provide the precise impact of this restatement since its review of this issue is still ongoing. As the restatement related to this matter is a non-cash adjustment, the Board of Directors does not believe this restatement will have a negative impact on the Company’s cash inflows from customers or on its financial health.

Upon completion of its software revenues review, as well as that of any other potential issues that may arise from additional reviews by the Company, the Company will review its findings with KPMG LLP. Immediately upon completion of that review, BNA will file amendments to its 2005 Annual Report on Form 10-K for the fiscal years ended December 31, 2003, 2004, and 2005, and provide amended 2005 quarterly financial results, as appropriate, and will file an amended Form 10-Q for the first quarter ended March 25, 2006. Adjustments for periods prior to 2003 will be reflected in the opening balance for retained earnings in 2003. In addition, the Company will file its Form 10-Q for the second quarter ended June 17, 2006 as soon as possible upon completion of its review. The Company is not able to predict at this time when these filings will be made, but anticipates filing the necessary documents by the end of November 2006.

The Company is aware that the occurrence of a restatement of previously issued financial statements is a strong indicator that material weaknesses in internal controls exist. At this time, the Company expects to report a material weakness in its internal control over financial reporting in its amended Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The Audit Committee of the Board of Directors has discussed the matters disclosed in this Item 4.02(a) with KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bureau of National Affairs

Date: August 17, 2006	By:	s/ George J. Korphage
George J. Korphage
Chief Financial Officer